Exhibit 99.1

For Immediate Release

Energy West Announces Earnings for Third Quarter of Fiscal Year 2005

GREAT FALLS, Mont., May 13, 2005/PRNewswire-First Call/—ENERGY WEST, INCORPORATED (NASDAQ EWST - News), a natural gas, propane and energy marketing company serving the Rocky Mountain States, today announced its earnings for the third fiscal quarter ended March 31, 2005. The Company reported consolidated net income of $2,186,315, or $.84 per share, as compared to consolidated net income of $586,368, or $.23 per share, for the same period in fiscal year 2004.

The Company’s operating results for the second quarter were negatively impacted by $743,500 relating to a November 2004 transaction in which the Company sold storage gas during the second quarter and agreed to purchase gas in the third quarter. The sale and purchase transactions had the effect of enhancing reported third quarter revenues by $743,500. For fiscal year 2005, the effect of the transaction is an increase of $80,000 in interest expense.

The Company has previously announced the reclassification of two derivative contracts as ordinary purchase and sale agreements on January 3, 2005. The reclassification will result in the elimination of a $1,238,765 derivative liability by amortization into revenue over the life of the contracts, through October 2008. The reclassification and elimination of the derivative liability have no effect on cash flow or cash balances. During this 3rd quarter of fiscal year 2005, however, the reclassification resulted in a positive effect on revenues in the amount of $157,393. The final mark-to-market adjustment relating to these contracts also provided an additional positive $327,714 impact on revenues for the quarter. The Company believes that with this reclassification it has reduced the likelihood that it will have any further material adjustments to its earnings from mark-to-market accounting.

For the first nine months of fiscal year 2005, the Company reported net income of $1,631,018, or $.63 per share, compared to net income of $291,375, or $.11 per share, for the first nine months of fiscal year 2004.

Company President and Chief Executive Officer David Cerotzke commented that “We are pleased with the third quarter results of operations. While the results were partially due to non-cash items and one time occurrences, the quarter also contained solid core earnings and represents one of the highest earning quarters in Company history. We believe the results demonstrate that the Company is getting back on track financially and building momentum for the future including laying the foundation for the reinstatement of a dividend”.

Financial statements for the periods ended March 31, 2005 are set forth in the Company’s Form 10-Q which was filed today with the Securities and Exchange Commission.

Safe Harbor Forward-looking Statement: Energy West is including the following cautionary statement in the release to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of Energy West. Forward-looking statements are all statements other than statements of historical fact, including without limitation those that are identified by the use of the words “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “believes” and similar expressions. Specific forward-looking statements contained in this press release include the Company’s belief that the Company is getting back on track financially and laying the foundation for the reinstatement of a dividend. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Factors that may affect forward-looking statements and the Company’s business generally include but are not limited to risks associated with contracts accounted for as derivatives, changes in the utility regulatory environment, wholesale and retail competition, weather conditions, litigation risks and various other matters, many of which are beyond Energy West’s control, the risk factors and cautionary statements made in the Company’s public filings with the Securities and Exchange Commission, and other factors that the Company is currently unable to identify or quantify, but may exist in the future. Energy West expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in Energy West’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

     For additional information or clarification, please contact: Wade Brooksby, Financial Communications, 1-406-791-7520, of Energy West, Incorporated.

     Our toll-free number is 1-800-570-5688. Our web address is www.energywest.com. Our address is P.O. Box 2229, Great Falls, MT 59403-2229.